EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES Information

               100 William Street, 15th Floor, New York, NY 10038

                  USA Tel: (212) 269-6300 Fax: (212) 771-6445


November 16, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


        Re: Van Kampen Focus Portfolios Insured Income Trust, Series 76
      (A Unit Investment Trust) Registered Under the Securities Act of 1933
                               File No. 333-49542
 -------------------------------------------------------------------------------

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund. We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     James Perry
                                                                  Vice President